     As filed with the Securities and Exchange Commission on April 1, 1998
                                                        Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   KNOLL, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                           13-3873847
---------------------------------                       ----------------------
  (State or other jurisdiction                             (I.R.S. Employer
of incorporation or organization)                       Identification Number)


                                1235 Water Street
                       East Greenville, Pennsylvania 18041
                      -------------------------------------
                     (Address of Principal Executive Office)


                      Knoll, Inc. 1997 Stock Incentive Plan
                  (Amended and Restated as of October 22, 1997)
                  ---------------------------------------------
                            (Full title of the plan)

                           Patrick A. Milberger, Esq.
                  Vice President, General Counsel and Secretary
                                   Knoll, Inc.
                                1235 Water Street
                       East Greenville, Pennsylvania 18041
                                 (215) 679-7991
                 -----------------------------------------------
                      (Name, address and telephone number,
                   including area code, of agent for service)


                                    COPY TO:
                            Michael A. Schwartz, Esq.
                            Willkie Farr & Gallagher
                               One Citicorp Center
                              153 East 53rd Street
                               New York, NY 10022
                                 (212) 821-8000

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                      Proposed        Proposed
Title of                              maximum         maximum
securities         Amount             offering        aggregate     Amount of
to be              to be              price           offering      registration
registered         registered (1)     per share (2)   price (2)     fee
--------------------------------------------------------------------------------
Common Stock,
$0.01 par
value per share    1,000,000          $38.78125       $38,781,250   $11,440.47


(1) Represents an additional 1,000,000 shares of Common Stock issuable pursuant to the Knoll, Inc. 1997 Stock Incentive Plan (Amended and Restated as of October 22, 1997).

(2) Estimated solely for calculating the amount of the registration fee, pursuant to Rule 457(h) under the Securities Act.

================================================================================

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents, filed with the Securities and Exchange Commission (the "Commission") by Knoll, Inc., a Delaware corporation, (the "Company") are incorporated by reference into the Registration Statement:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

         (b) The Company's Registration Statement on Form S-8, Registration No. 333-30277, filed on June 27, 1997; and

         (c) The description of the Common Stock which is incorporated by reference into the Company's Registration Statement on Form 8-A, pursuant to the Exchange Act, filed on April 18, 1997, as amended by Form 8A/A-1, filed on May 6, 1997 and contained in the Company's Registration Statement on Form S-1, Registration No. 333-23399, filed on March 14, 1997, as amended by Amendments Nos. 1, 2, 3 and 4, filed on April 18, 1997, April 30, 1997, May 6, 1997 and May 9, 1997, respectively (the "S-1 Registration Statement").

         In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") subsequent to the date of the Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents with the Commission.

Item 8.  EXHIBITS

Exhibit No.
-----------
                  5         Opinion of Willkie Farr & Gallagher.

                  23.1      Consent of Price Waterhouse LLP.

                  23.2      Consent of Ernst & Young LLP.

                  23.3      Consent of Willkie Farr & Gallagher (contained
     `                      in Exhibit 5).

                  24 Power of Attorney (reference is made to the signature page).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of East Greenville, Commonwealth of Pennsylvania, on the 1st day of April, 1998.

                                        KNOLL, INC.

                                        By: /s/ Douglas J. Purdom
                                            --------------------------
                                            Douglas J. Purdom
                                            Senior Vice President and
                                            Chief Financial Officer

                               POWERS OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each of the undersigned officers and directors of the Company hereby severally constitutes and appoints Burton B. Staniar, John H. Lynch, Douglas J. Purdom and Patrick A. Milberger their true and lawful attorneys-in-fact for the undersigned, in any and all capacities, each with full power of substitution, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same with exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact, or any of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




       Signature                       Title                           Date
       ---------                       -----                           ----

 /s/ Burton B. Staniar      Chairman of the Board                  April 1, 1998
 ---------------------
 Burton B. Staniar


 /s/ John H. Lynch          President, Chief Executive Officer
 ---------------------      and Director (Pricipal Executive       April 1, 1998
 John H. Lynch              Officer)


 /s/ Douglas J. Purdom      Chief Financial Officer (Principal     April 1, 1998
 ---------------------      Financial Officer)
 Douglas J. Purdom


 /s/ Barry L. McCabe        Controller (Principal Accounting
 ---------------------      Officer)                               April 1, 1998
 Barry L. McCabe


 /s/ Andrew B. Cogan        Director                               April 1, 1998
 -------------------
 Andrew B. Cogan


 /s/ Jeffrey A. Harris      Director                               April 1, 1998
 ---------------------
 Jeffrey A. Harris

       Signature                       Title                           Date
       ---------                       -----                           ----

 /s/ Sidney Lapidus         Director                               April 1, 1998
 ----------------------
 Sidney Lapidus


 /s/ Kewsong Lee            Director                               April 1, 1998
 ----------------------
 Kewsong Lee


 /s/ John L. Vogelstein     Director                               April 1, 1998
 ----------------------
 John L. Vogelstein


 /s/ John W. Amerman        Director                               April 1, 1998
 ----------------------
 John W. Amerman


 /s/ Robert J. Dolan        Director                               April 1, 1998
 ----------------------
 Robert J. Dolan

                                INDEX TO EXHIBITS


Exhibit No.             Description of Exhibit
-----------             ----------------------
5                 Opinion of Willkie Farr & Gallagher.

23.1              Consent of Price Waterhouse LLP.

23.2              Consent of Ernst & Young LLP.

23.3              Consent of Willkie Farr & Gallagher (contained in Exhibit 5).

24                Powers of Attorney (included on signature page).